Exhibit (a)(1)(iv)

        RELIANT ENERGY, INC.

OFFER OF PREMIUM UPON EXCHANGE OF ANY AND ALL
OF ITS OUTSTANDING 5.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2010
(CUSIP Nos. 75952B AC 9 and 75952B AD 7)

          THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 20, 2006, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE AND TIME, AS EXTENDED OR EARLIER TERMINATED, THE "EXPIRATION DATE"). YOU MAY WITHDRAW NOTES TENDERED IN THE OFFER AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

        We are enclosing an Offering Circular, dated November 22, 2006, of Reliant Energy, Inc., a Delaware corporation (the "Company"), and a related Letter of Transmittal (which, together with the Offering Circular, constitutes the "Offer") relating to the Offer by the Company to pay a cash premium of $150.00, which includes accrued and unpaid interest up to, but not including, the exchange date, for each $1,000 principal amount of its 5.00% Convertible Senior Subordinated Notes due 2010 (the "Notes") that is tendered in exchange for shares of the Company's common stock, par value $.001 per share, upon the terms and subject to the conditions set forth in the Offer.

        The Offer is not conditioned upon any minimum number of Notes being tendered.

        We are the book-entry transfer facility participant for Notes held by us for your account. A tender of such Notes can be made only by us as the book-entry transfer facility participant and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Notes held by us for your account pursuant to the terms and conditions of the Offer. We urge you to read carefully the Offering Circular and the Letter of Transmittal before completing and returning the enclosed "Instructions to Book-Entry Transfer Participant."

        If you have questions or require additional copies of the enclosed materials, please contact the information agent, Global Bondholder Services Corporation at (212) 430-3774 (Banks and Brokers) or (866) 804-2200 (Call Toll-Free).

Very truly yours,

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO BOOK-ENTRY TRANSFER PARTICIPANT

To Participant of the Book-Entry Transfer Facility:

        The undersigned hereby acknowledges receipt of the Offering Circular dated November 22, 2006 (the "Offering Circular") of Reliant Energy, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Offer") to pay a cash premium of $150.00, which includes accrued and unpaid interest up to, but not including, the exchange date, for each $1,000 principal amount of 5.00% Convertible Senior Subordinated Notes due 2010 (the "Notes") that is tendered in exchange for shares of the Company's common stock, par value $.001 per share. Capitalized terms used but not defined herein have the meanings ascribed to them in the Offering Circular.

        This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Offer with respect to the Notes held by you for the account of the undersigned.

        The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

        $                                                  of the Company's 5.00% Convertible Senior Subordinated Notes due 2010.

        With respect to the Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐
To TENDER FOR EXCHANGE the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED FOR EXCHANGE):

  $

☐
NOT to TENDER any Notes held by you for the account of the undersigned.

SIGN HERE

Signature(s) of beneficial owner(s):

Signature(s)

Name(s) of beneficial owner(s):

(please print)

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date: